UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2014

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2014, the registrant announced its unaudited financial results for the third quarter ended September 30, 2014. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 3, 2014, the registrant also announced that Mr. Tao Wang has resigned as Chief Executive Officer of the registrant’s majority-owned subsidiary Changyou.com Limited (“Changyou”) (NASDAQ: CYOU), for personal reasons. Changyou’s Board of Directors has appointed Ms. Carol Yu, President and Chief Financial Officer of the registrant, and Mr. Dewen Chen, currently Changyou’s President, to be Co-Chief Executive Officers of Changyou. Ms. Yu will maintain her position as President and Chief Financial Officer of the registrant in addition to her new role with Changyou. Mr. Wang will continue to serve as a member of Changyou’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 4, 2014	SOHU.COM INC.

	By:	/s/ Carol Yu

Carol Yu

President and Chief Financial Officer

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